Exhibit 10.2

ServiceMaster Global Holdings, Inc.

Schedule of Signatories* to a Director Indemnification Agreement

Deborah H. Caplan (effective July 26, 2019)

John B. Corness

Laurie Ann Goldman

Naren K. Gursahaney

Steven B. Hochhauser

Stephen J. Sedita

Mark E. Tomkins

Nikhil M. Varty

*  Peter L. Cella, William C. Cobb, Richard P. Fox, Jerri L. DeVard, Robert J. Gillette, Thomas C. Tiller, Jr.,  John Krenicki, Jr., David H. Wasserman, Darren M. Friedman, Sarah Kim and Curtis D. Hecht each previously signed a Director Indemnification Agreement, but they are no longer serving on our Board of Directors.

The form of Director Indemnification Agreement was filed with the SEC on June 19, 2014 as Exhibit 10.71 to the Registration Statement on Form S-1 of ServiceMaster Global Holdings, Inc.